UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – MARCH 3, 2011

ARDENT MINES LIMITED
(Exact name of Registrant as specified in its charter)

NEVADA	000-50994	88-0471870
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Wall Street, 21st Floor
New York, NY 10005
(Address of principal executive offices)

561-989-3200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.      Other Events.

Press Release Regarding Mining Operations in Peru

Ardent Mines Limited (the “Company”) has agreed to general terms for the purchase of 100% of the shares of Sociedad Minera Las Cumbres SAC (“Las Cumbres”), the operator of a silver mine located in the Churín region of Peru, approximately 150 miles Northeast of the capital city of Lima.  The Company has also entered into an option agreement with Alfredo de Lima SMRL to purchase the mineral rights for the Condorsenga mine, where the Las Cumbres operation is located.

Subject to the general terms agreed upon for the acquisition, the Company will purchase Las Cumbres and its operating assets in exchange for shares of the Company’s common stock valued at $3,000,000.  The acquisition is also subject to certain exploration, investment and expansion conditions on the part of the Company and certain capacity and production requirements on the part of the sellers.  The owners of Las Cumbres have agreed to assist in the operation of the mine and will receive certain management incentives. In a simultaneous transaction, Ardent Mines has acquired an option to purchase the mineral rights underlying the Condorsenga mine that services Las Cumbres for $2,000,000, payable in tranches, with certain customary royalty payments due to Alfredo de Lima SMRL, the entity that owns the mine.

The definitive long form agreements pertaining to the acquisition of Las Cumbres and the Condorsenga option are expected to be finalized very shortly with the closing to take place as soon as reasonably possible, subject to the satisfactory completion of due diligence by the Company.

Gold Hills Mining Ltda.

The Company is continuing to conduct due diligence concerning its potential acquisition of Gold Hills Mining Ltda. (“Gold Hills), a Brazilian corporation which owns mineral rights on properties located in Northeastern Brazil.  As of February 28, 2011, the Company has funded its escrow deposit for $100,000 as contemplated in the Memorandum of Understanding signed with Gold Hills in January.  The Company anticipates closing the acquisition as soon as reasonably feasible.

Rio Sao Pedro Mineracao

The Company has engaged in due diligence concerning its potential acquisition of Rio Sao Pedro Mineracao (“Rio Sao Pedro”).  In the course of such due diligence, the Company has determined that (i) certain potential obligations exist among the sellers of Rio Sao Pedro (the “Sellers”); and (ii) certain disputes exist among the Sellers and external parties which must be resolved before the Company will proceed with this acquisition. The Company is continuing to review and negotiate this transaction, but the Company anticipates that until these obligations and controversies among the Sellers are resolved, the Company’s primary focus will be on other acquisitions.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These forward-looking statements are based upon currently available competitive, financial, and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Our actual results may differ materially from those expressed in any forward-looking statements as a result of various factors and uncertainties. The Company cannot provide assurances that any prospective matters described in this Current Report on Form 8-K will be successfully completed or that the Company will realize the anticipated benefits of any transactions. Various risk factors that may affect our business, results of operations and financial condition are detailed from time to time in the Current Reports on Form 8-K and other filings made by the Company with the U.S. Securities & Exchange Commission. Without limiting the foregoing, as of the date of this Current Report on Form 8-K, no assurances or guarantees can be given in respect of closing the acquisitions of Las Cumbres, Gold Hills and Rio Sao Pedro by the Company. The Company undertakes no obligation to update information contained in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit.

Exhibit 99.1	Press Release dated March 3, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARDENT MINES LIMITED

By:	/s/ Leonardo Alberto Riera
Name: Leonardo Alberto Riera Title: President

Date: March 3, 2011